Exhibit 99.1

RAND CAPITAL CORPORATION

RESOLUTIONS OF THE BOARD OF DIRECTORS

RELATING TO AUTHORIZATION FOR

 DIRECT REGISTRATION OF COMMON SHARES

WHEREAS, the common shares issued by the Corporation are listed for trading on the NASDAQ; and

WHEREAS, NASDAQ Stock Market LLC has adopted Rule 4350(l), which requires that on and after January 1, 2008 all securities listed on the NASDAQ must be eligible to participate in  a Direct Registration System (DRS) that is operated by a clearing agency registered under Section 17A of the Securities Exchange Act; and

WHEREAS, in order to be eligible to participate in a DRS program, the Corporation’s governing documents must permit the issuance of its common shares in uncertificated form, and

WHEREAS, the Corporation must amend its by-laws so as to provide for the issuance of common shares in uncertificated form;

NOW, THEREFORE, BE IT

RESOLVED, that the by-laws of the Corporation are hereby amended by deleting Section 1 and Section 2 of Article II, by renumbering Section 3 of Article II as Section 6, and by modifying and restating former Sections 1 and 2 of Article II as follows:

ARTICLE II

SHARES AND THEIR TRANSFER

 SECTION 1.   CERTIFICATED OR UNCERTIFICATED SHARES. The shares of the Corporation may be represented by certificates or they may be uncertificated shares.  Unless otherwise provided by the articles of incorporation, the board of directors may provide by resolution that some or all of any or all classes and series of the Corporation’s shares shall be uncertificated shares, provided that any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation.

SECTION 2.   CERTIFICATED SHARES -- SIGNATURES.  If shares of the Corporation are represented by certificates, the certificates shall be signed by the chairman or vice-chairman of the board or the president or a vice-president and the secretary or an assistant secretary or the treasurer or an assistant treasurer of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.  The  signatures of the officers upon a certificate may be facsimiles if : (1) the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee, or (2) the shares are listed on a registered national securities exchange.  In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold his or her office before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she held the office at the date of issue.

SECTION 3.   CERTIFICATED SHARES -- REQUIRED STATEMENTS.  Each certificate representing shares shall state upon its face: (1) the Corporation is formed under the laws of New York; (2) the name of the person or persons to whom the shares are issued; (3) the number and class of shares, and the designation of the series, if any, which the certificate represents.

SECTION 4.   MORE THAN ONE CLASS OF SHARES.  If the Corporation is authorized to issue more than one class of shares, then each certificate representing shares issued by the Corporation shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of each class authorized to be issued and, if the Corporation is authorized to issue preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the board to designate and fix the relative rights, preferences and limitations of other series.

SECTION 5.   UNCERTIFICATED SHARES -- REQUIRED NOTICES.  Within a reasonable time after the issuance or transfer of uncertificated shares by the Corporation, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates under Section  3 and  Section 4 of this Article.  Except as otherwise expressly provided by law, the rights and obligations of holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.